Solo International, Inc.
5% Convertible Promissory Note

$7,500                                                                                                December 15, 2014

FOR VALUE RECEIVED, Solo International, Inc. a Nevada Corporation (“Maker” or the “Company”),

Hereby promises to pay to Level Up Investments, LLC, (“Lender” or “Holder”), or any party or entity to whom Lender may designate or assign this 5% Convertible Promissory Note (the “Note”), the principal amount advanced by Lender, together with interest on the unpaid principal amounts as set forth in this Note (the principal and interest thereon referred to collectively herein as the “Indebtedness”) by a date no later than June 15, 2015 (“Maturity Date”).

The principal amount owed by Solo International, Inc., is, in US dollars: $7,500.

1.
Interest. From the date of issuance of this Note and thereafter until maturity or earlier repayment in full of outstanding Indebtedness, interest shall be calculated on the basis of a 365-day year and shall be computed for each payment period on the basis of the actual number of days elapsed for each such Advance Loan (including the first day but excluding the last day), and accrue at 5% per annum.

2.	Payments.

a.
All payments of principal and interest hereunder shall be payable to Lender in lawful money of the United States of America in immediately available funds. All delivery of payments shall be made at the offices of Lender, or at such other place as Lender may designate, not later than 2 p.m. on the date due.

b.
Prepayments.  Maker may prepay the unpaid balance of any of the Indebtedness, in whole or in part without penalty; provided that any such prepayment is accompanied by interest accrued and unpaid on the amount so prepaid to the date of such repayment.

c.	Interest Rate for Overdue Amounts. Beginning one day after the Maturity Date, interest shall accrue on all unpaid Indebtedness at a rate of 12% per annum (the “Default Rate”).

3.	Assignment. Maker may not assign, transfer, or dispose of this Note, or any of its interests, rights or obligations hereunder, without the prior written consent of Lender.

4.	Default and Acceleration:

a.	The occurrence of any of the following shall constitute an “Event of Default” under this Note.

(i)	The failure of Maker to pay any part of the Indebtedness when due.

(ii)	The institution of legal proceedings against the Maker under any state insolvency laws, federal bankruptcy law, or similar debtor relief laws then in effect.

b.
In the event of (a)(i) or (a)(ii) above, then a default may be declared at the option of the Lender without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived by Maker).  In such event Lender shall be entitled to be paid in full the balance of any unpaid principal amount hereunder plus all accrued and unpaid interest hereunder and any costs to enforce the terms hereof, including, without limitation, reasonable attorney’s fees. Lender may waive any Event of Default before or after it occurs and may restore this 5% Convertible Promissory Note in full effect without impairing the right to declare it due for a subsequent default.

c.
No course of dealing between Lender and Maker or any failure or delay on the part of Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Lender under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies.

d.
Lender is empowered to set off and apply any moneys at any time held or any other indebtedness at any time due and payable by Lender to or for the credit of Maker against the indebtedness of Maker evidenced by this Note. Lender shall promptly notify Maker after any such set-off, provided that the failure to provide notice shall not affect the validity of this set-off.

e.
None of the rights, remedies, privileges or powers of Lender expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege and power now or hereafter existing in favor of Lender, whether at law or in equity, by statute or otherwise.

f.
Maker shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise (including but not limited to reasonable attorneys’ fees and costs) which Lender may deem necessary or proper in connection with the satisfaction of indebtedness.

Lender is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of principal outstanding and charge interest thereon at the rate specified herein.

6.
Conversion. At any such date as the Lender may desire on or after the Maturity Date of this Note, any unpaid Indebtedness shall be convertible into common shares of the Maker at a price per share equal to 50% of the lowest posted trade price of SLIO within the last 20 trading sessions; granted, however, that at no time may the Lender convert any Indebtedness into a number of shares which would result in a total beneficial ownership by the Lender of a number of shares greater than 4.99% of the Maker's total Outstanding Common Shares at the time of conversion.

The Maker’s common shares are currently quoted on the OTC Link (formerly "Pink Sheets") exchange under the symbol SLIO (the “Common Stock.) Maker agrees to pay any transfer fees, attorney fees, or other fees which may be levied as a burden of fulfilling its obligations to issue the Common Stock.

7.	Survival of Debt and Non-Dilution.

a)
Adjustment Due to Merger, Consolidation, or Combination. If, prior to repayment or conversion of this Note, there shall be any merger, consolidation, exchange of shares, reorganization, forward- or reverse-split, or other similar event, as a result of which the Common Stock of the Company shall be changed into the same or a different number of shares of the new entity (the “Business Combination”), then the Holder of this Note shall thereafter have the right to receive upon conversion, upon the same terms and conditions specified herein, the Common Stock of the new entity evidenced by its public securities.

b)
Non-Dilution. If, prior to the conversion of this Note, the number of outstanding shares of the Common Stock of the Company is increased or decreased by any stock split, reclassification of shares, stock dividend, or other event or corporate action, the conversion terms described above in Section 6 of this Note and the number of shares of Common Stock issuable upon enforcement of the conversion terms shall be unaffected.

8.
Severability. In the event any one or more of the provisions contained in this Note or any other loan document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision of this Note or such other loan documents, but this Note and such other loan document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

9.
Amendment. Any provision of this Note may be amended, waived, or modified, upon the written consent of both the Maker and the Lender, provided that the Lender is the owner of no less than 90% of the Indebtedness described herein.

10.
Certifications. Should Lender require any Certifications by the Maker, as may be required to deposit any converted shares of the Common Stock, testifying to the validity of this Note or to the Lender’s status in relation to the Company, Maker shall provide said Certifications within 2 (two) business days from notification by Lender.

11.
Representation and Warranty. Maker hereby declares, represents and warrants to Lender that is a business or commercial organization and that the indebtedness evidenced hereby is made for the purpose of acquiring or caring on a business or commercial enterprise within the meaning of the laws of the State of Nevada.

12.
Waiver of Trial by Jury. Maker agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by Lender on or with respect to this Note  shall be  tried only by a court and not by a jury. MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Maker acknowledges and agrees that Lender would not extend credit hereunder if this waiver of a jury trial were not part of this Note.

13.	Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to its principals or conflicts of law.

14. No Conflict.  Should any clause found within this Note be found in disaccord with a particular law or statute, or otherwise unenforceable, that finding shall have bearing nor ill effect on the enforceability of the remaining clauses found herein.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the day and year first above written.

By:
               Michael Jacob Cooper Smith, President, Director
               Solo International, Inc.